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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 1,235,224 shares of its common stock for options granted pursuant to written compensation agreements, of our report dated October 28, 1998 (except for paragraph 3 of Note 4 and Note 11, as to which the date is November 16, 1998) with respect to the consolidated financial statements of XOOM.com, Inc., of our report dated July 20, 1998 with respect to the financial statements of Paralogic Corporation, of our report dated July 10, 1998 with respect to the financial statements of Global Bridges Technologies, Inc. and our report dated July 7, 1998 (except for Note 6 as to which the date is July 24, 1998) with respect to the financial statements of Pagecount, Inc., included in the Registration Statement (Form S-1 No. 333-62395) and related prospectus of XOOM.com, Inc. for the registration of 4,000,000 shares of its common stock, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP
Palo Alto, California
February 1, 1999